UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 24, 2011

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

 Item 8.01.  Other Events

On November 23, 2010, the Board of Directors of MTS Systems Corporation (the “Company”), approved the MTS Systems Corporation 2011 Stock Incentive Plan (the “Plan”), subject to shareholder approval.  On or about December 28, 2010, the Company made available a proxy statement to its shareholders describing the matters to be voted on at the Annual Meeting of Shareholders to be held on February 9, 2011, including a proposal to approve the Plan.

After mailing the proxy statement, the Company was informed by Institutional Shareholder Services (“ISS”) that the Plan received an unfavorable rating due to certain language in the Plan that ISS interprets as suggesting that the Plan permits the cancellation of outstanding awards for cash without shareholder approval.  As a result, ISS recommended a vote “AGAINST” the proposal to approve the Plan.

Though the Company disagrees with this interpretation, and the Company has not previously, and does not plan to cancel outstanding awards for cash without shareholder approval, the Company considered ISS’s report and decided that the Company should amend the Plan to clarify that Stock Incentives (as defined in the Plan) may not be surrendered for cash or other equity in the Company without shareholder approval.  Accordingly, on January 24, 2011, the Board of Directors of the Company, upon recommendation from the Compensation Committee, approved an amendment to the provision in the Plan that prohibited repricing to address ISS’s concern by replacing Section 7.1(a) of the Plan with the following language:

“The Committee, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives; provided, however, the Committee shall not have the right to: (i) lower the Exercise Price of an existing Option; (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles; or (iii) cancel an existing Option at a time when its Exercise Price exceeds the fair market value of the underlying stock subject to such Option in exchange for another Stock Incentive, including cash or other equity in the Company (except as provided in Sections 3.4, 10 and 11).”

A copy of the Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Plan, as amended, will be presented for shareholder approval at the Company’s Annual Meeting of Shareholders to be held on February 9, 2011.  Any vote “FOR” or “AGAINST” the Plan proposal using the proxy card previously made available by the Company to the shareholders of record of the Company or the voting instruction card made available to the beneficial owners by their broker, bank or another nominee will be counted as a vote “FOR” or “AGAINST” the Plan, as amended.  If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting of Shareholders by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Company’s proxy statement. If any shareholder would like a new proxy or has any questions, he or she should contact Michael Hoff, Assistant Corporate Secretary, 14000 Technology Drive, Eden Prairie, Minnesota 55344, at (952) 937-4427, or at michael.hoff@mts.com.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

MTS Systems Corporation 2011 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: January 25, 2011	By:	/s/ SUSAN E. KNIGHT
Susan E. Knight
Vice President and Chief Financial Officer

MTS SYSTEMS CORPORATION
FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	MTS Systems Corporation 2011 Stock Incentive Plan.